UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

COMPASS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55939	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Suite 601
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8099

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	OTCQB Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on May 11, 2021, Compass Therapeutics, Inc. (the “Company”) and TRIGR Therapeutics, Inc. (“TRIGR”), a private biotechnology company, entered into a definitive merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company, through its wholly owned subsidiaries and a two-step merger structure, would acquire all of the outstanding shares of TRIGR (the “Merger”). Consideration payable to TRIGR shareholders at closing totals an aggregate of 10,265,133 shares of the Company’s common stock (after giving effect to elimination of fractional shares that would otherwise be issued), issued as unregistered shares in a private placement. In addition, TRIGR shareholders are eligible to receive up to $9 million, representing earnout payments which are dependent on certain events, including $5 million which is dependent on biologics license application approval of a product candidate acquired in the transaction, renamed CTX-009. On June 25, 2021, the Merger was consummated. Following the issuance of the share consideration, the Company has agreed to register such shares for resale by the recipients thereof.

The Company must file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission within 15 days of becoming eligible to register for resale such shares on Form S-3, or, if not eligible as of July 1, 2021, within 15 days of July 1, 2021, and use its commercially best efforts to ensure that the Registration Statement is declared effective within 90 calendar days after the closing of the Merger. If the Company fails to meet these deadlines, among other customary actions and subject to customary exceptions, the recipients are eligible to receive liquidated damages as described in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 12, 2021 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the Company has agreed to appoint Miranda Toledano, former Chief Financial Officer and Chief Operating Officer of TRIGR, as a Class II director to join the Board of Directors (the “Board”) of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2022. On June 25, 2021, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Ms. Toledano to join the Board, effective immediately following the effectiveness of the Merger. The Board determined that Ms. Toledano is independent under the Company’s corporate governance guidelines. Ms. Toledano was also appointed to serve as a member of the Company’s Nominating and Corporate Governance Committee.

As a non-employee director, Ms. Toledano will receive cash compensation and an equity award for her Board service. Ms. Toledano will receive a cash retainer of $45,000 for general availability and participation in meetings and conference calls of the Board and the Nominating and Corporate Governance Committee. In connection with her initial appointment to the Board, Ms. Toledano will receive an initial option award to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option grant shall vest monthly over four years.

There are no family relationships between Ms. Toledano, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. Ms. Toledano is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Toledano and any other persons pursuant to which she was selected as a director. In addition, Ms. Toledano has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 23, 2020.

In addition, on June 25, 2021, the Company and Ms. Toledano entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Ms. Toledano will provide, for a period of six months, consulting services to the Company. Ms. Toledano is entitled to consulting fees of $20,000 per month. The Consulting Agreement may be extended by the parties for additional one-month terms. The parties are also entitled to terminate the Consulting Agreement upon 30 days’ written notice to the other.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, in connection with the Merger, the Company acquired certain assets of TRIGR (including "CTX-009") with the intention of continuing their clinical development. A description of CTX-009 and an update to the Company's lead product candidate (CTX-471) is set forth below.

CTX-009

CTX-009 (formerly designated TR009/ABL001/NOV1501) is an anti-DLL4 x VEGF-A bispecific antibody, which has been added to the Company's pipeline via the acquisition of TRIGR. It is undergoing clinical development in patients with advanced solid tumors in South Korea. A Phase 1 dose escalation study and a Phase 1b dose expansion monotherapy study have been completed and a Phase 1b combination study is ongoing in S. Korea. Data from CTX-009's Phase 1 dose escalation and dose expansion monotherapy study demonstrate an approximately 20% Overall Response Rate (ORR) at the targeted therapeutic doses, with confirmed partial responses per RECIST criteria in heavily pre-treated colorectal and gastric cancer patients in whom multiple therapies have failed, including VEGF-targeted therapeutics, anti-PD-1/PD-L1 regimens and chemotherapies. Interim results from the ongoing Phase 1b combination study testing the tolerability and activity of CTX-009 in combination with irinotecan or paclitaxel suggest that CTX-009 is well tolerated in combination with chemotherapy. As of May 31, 2021 there have been four partial responses in the phase 1b study with an ORR of 23.5% and Clinical Benefit Rate (CBR) of 76%. The Phase 1b study enrollment is complete, and as of May 31, 2021, seven patients remain in the study, including two patients with cholangiocarcinoma, both with confirmed partial responses which have been significantly durable. In addition, a Phase 2a study in patients with cholangiocarcinoma has begun in South Korea, and patients are being screened and enrolled in the study.

In contrast to historical anti-DLL4 antibodies and other Notch targeted therapies, the administration of CTX-009 has not been associated with severe pulmonary hypertension. Full data from the ongoing Phase 1b studies are expected to be provided later in 2021.

CTX-471

CTX-471 is an IgG4, fully human CD137 agonistic antibody which has been developed by Compass Therapeutics and is currently undergoing Phase 1b monotherapy study in patients with various advanced solid tumors. In the Phase 1a, monotherapy dose escalation study, there were 19 patients enrolled with 7 different tumor types. The study has shown that CTX-471 is generally well-tolerated, and the dose limiting toxicity (DLT) has been immune-mediated thrombocytopenia, observed in 2 patients. As of June 21, 2021, 18 patients have enrolled in the Phase 1b study and 9 out of 15 patients evaluable at week 9 have reached stable disease. There have been 6 patients evaluable at week 17 and 3 of those patients have stable disease or better. Notably, one of those 6 patients with advanced Small Cell Lung Cancer has had a partial response at week 17 which was confirmed by RECIST at week 25. This patient was treated with chemotherapy and atezolizumab in the first line setting, nivolumab in the second line setting, and has been treated with CTX-471 in the third line setting. The study continues to enroll patients and additional sites are being added [TS1] to accelerate enrollment.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among other things, references to our product candidates and the development and therapeutic potential thereof, our technologies for identifying additional product candidates, our business and development plans, including the intended benefits of our acquisition of TRIGR, as well as the planned development and therapeutic potential of CTX009. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, our ability to integrate TRIGR’s product candidates into our pipeline, our ability to develop new pipeline candidates, including CTX009, and to achieve the intended benefits of the planned acquisition of TRIGR, our ability to identify additional product candidates for development, our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, and competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this Current Report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Form 10-K for the year ended December 31, 2020, and our subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

10.1 Consulting Agreement, dated June 25, 2021, by and among Compass Therapeutics, Inc. and Miranda Toledano.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Compass Therapeutics, Inc.

Date:	June 30, 2021	By:	/s/ Thomas J. Schuetz
Thomas J. Schuetz, M.D. Chief Executive Officer